UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):		August 28, 2015
NIKE, Inc.
(Exact name of registrant as specified in charter)

OREGON	1-10635	93-0584541
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

ONE BOWERMAN DRIVE BEAVERTON, OR		97005-6453
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		(503) 671-6453

NO CHANGE
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On August 28, 2015, NIKE, Inc. (the “Company”) entered into a Credit Agreement with Bank of America, N.A., as Administrative Agent, Citibank N.A., as Syndication Agent, Deutsche Bank AG New York Branch and HSBC Bank USA, National Association, as Co-Documentation Agents, and the other Banks named therein (the “Credit Agreement”). The Credit Agreement provides for up to $2.0 billion of borrowings pursuant to a revolving credit facility. The revolving credit facility provided in the Credit Agreement matures in July 2020, with a one year extension option prior to any anniversary of the closing date, provided that in no event shall it extend beyond August 28, 2022. This facility replaces the $1.0 billion Prior Credit Agreement (as defined in Item 1.02 below) entered into on November 1, 2011.

The description of the Credit Agreement is qualified by its entirety by the copy thereof which is attached as Exhibit 10.1 and incorporated herein by reference.

Item 1.02 Termination of Material Definitive Agreement

On August 28, 2015, concurrently with the Company’s entry into the Credit Agreement described in Item 1.01 hereof, the Company terminated the Credit Agreement dated November 1, 2011, as amended, that provided for a $1.0 billion revolving credit facility, expandable to $1.5 billion, with the banks, financial institutions and other lenders signatory thereto (the “Prior Credit Agreement”). No amounts were outstanding under this facility as of August 28, 2015. The Prior Credit Agreement would have expired in November 2017. The material terms and conditions set forth in the Prior Credit Agreement were substantially similar to the material terms and conditions of the Credit Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement

The information contained in Item 1.01 of this current report on Form 8-K is by this reference incorporated in this Item 2.03.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1
Credit Agreement dated as of August 28, 2015, among NIKE, Inc., Bank of America, N.A., as Administrative Agent, Citibank N.A., as Syndication Agent, Deutsche Bank AG New York Branch and HSBC Bank USA, National Association, as Co-Documentation Agents, and the other Banks named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NIKE, Inc. (Registrant)

Date: September 2, 2015	By:	/s/ Andrew Campion
Andrew Campion
Chief Financial Officer